                                                                  EX-99.906CERT

        CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Martin Weiss, President of The Weiss Fund (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 25, 2004                  /s/ Martin Weiss
                                         ------------------------------------
                                         Martin Weiss, President
                                         (principal executive officer)

I, John D. Leavitt, Treasurer of The Weiss Fund (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 25, 2004                  /s/ John D. Leavitt
                                         -----------------------------------
                                         John D. Leavitt, Treasurer
                                         (principal financial officer)

A signed original of these written statements required by Section 906 has been provided to The Weiss Fund and will be retained by The Weiss Fund and furnished to the Securities and Exchange Commission or its staff upon request.